SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒Filed by a Party other than the Registrant  □

Check the appropriate box:

□Preliminary Proxy Statement

□Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

□Definitive Proxy Statement

☒Definitive Additional Materials

□Soliciting Material Under Rule 14a-12

CENTERSTATE BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No Fee required

□Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:[1]

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

1Set forth the amount on which the filing fee is calculated and state how it was determined:

□Fee paid previously with preliminary materials.

□

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CENTERSTATE BANK CORPORATION

 1101 First Street South
Winter Haven, FL 33880

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2018

This is a supplement to the definitive proxy statement dated March 15, 2018 (“Proxy Statement”) of CenterState Bank Corporation, a Florida corporation (“CenterState” “we,” “us” or “our”), that was mailed to you in connection with the solicitation of proxies for use at the annual meeting of shareholders to be held on April 26, 2018, at 10:00 a.m. at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, for the following purposes:

1.	Elect Directors. To elect directors to serve for a one year term until the Annual Meeting of Shareholders in 2019 and until their respective successors are elected and qualified;

2.	Advisory Approval of Executive Compensation. To vote on an advisory resolution to approve the compensation of our named executive officers;

3.	Approve Equity Incentive Plan. To approve the CenterState 2018 Equity Incentive Plan;

4.

Increase Authorized Shares.  To approve an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000;

5.	Ratify Appointment of Independent Auditors. To ratify the appointment of Crowe Horwath LLP as CenterState’s independent registered public accounting firm for the year ending December 31, 2018; and

6.	Other Business. To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board previously established February 28, 2018 as the record date for the purpose of determining the shareholders who are entitled to receive notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.

No action in connection with this supplement to the Proxy Statement is required by any stockholder who previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on page 3 of the Proxy Statement.

Supplemental Disclosure – Election of Directors

Due to a misunderstanding relating to the independence of Michael J. Brown, Sr., a current director and director nominee, Mr. Brown will not be serving as a member on the Audit Committee of the Boards of Directors of CenterState Bank Corporation and its subsidiary bank, CenterState Bank, N.A.